Exhibit 99.1

PANDORA REPORTS 2Q13 FINANCIAL RESULTS

•                  2Q13 total revenue of $101.3 million grew 51% year-over-year

•                  2Q13 total mobile revenue of $59.2 million grew 86% year-over-year

•                  2Q13 total listener hours of 3.30 billion grew 80% year-over-year

•                  Active users reach 54.9 million growing 48% year-over-year

OAKLAND, Calif — August 29, 2012 — Pandora (NYSE: P), the leading Internet radio service, today announced financial results for the second quarter of fiscal 2013.

“This quarter exceeded our expectations as our strong momentum continues with both listeners and advertisers,” stated Joe Kennedy, Chairman & CEO of Pandora.  “In particular, this quarter demonstrated that our mobile monetization strategies are working.”

Fiscal 2Q13 Financial Results

Total Revenue: For the second quarter of fiscal 2013, total revenue was $101.3 million, a 51% year-over-year increase.  Advertising revenue was $89.4 million, a 53% year-over-year increase.  Subscription and other revenue was $11.9 million, a 36% year-over-year increase.

Net Loss per Share:  For the second quarter of fiscal 2013, on a GAAP basis, net loss per share was ($0.03). Non-GAAP earnings per share were breakeven excluding approximately $6.0 million in stock-based compensation. GAAP net loss per share is based on 167.4 million weighted average basic shares outstanding and non-GAAP are based on 190.0 million weighted average diluted shares outstanding. These calculations assume minimal tax expense due to our net operating loss position.

Cash: The Company ended the second quarter of fiscal 2013 with $82.3 million in cash, cash equivalents and short-term investments, compared with $80.6 million at the end of the prior quarter.  For the second quarter of fiscal 2013, Pandora’s cash provided from operating activities was approximately $2.8 million compared to $0.6 million in the year-ago quarter.

Other Business Metrics

Total listener hours: Total listener hours grew 80% to 3.30 billion for the second quarter of fiscal 2013, compared to 1.83 billion for the second quarter of fiscal 2012.

Guidance

Based on information available as of August 29, 2012, the company is providing financial guidance for the third quarter and fiscal year 2013 as follows:

3Q13 Guidance:  Revenue is expected to be in the range of $115 million to $118 million.  Non-GAAP earnings per share are expected to be between breakeven and $0.01.  Non-GAAP earnings per share exclude stock-based compensation expense, assume minimal tax expense given our net operating loss position, and 194 million weighted average diluted shares outstanding for the third quarter fiscal 2013.

Full Year Fiscal 2013 Guidance:  Revenue is expected to be in the range of $425 million to $432 million.  Non-GAAP net loss per share is expected to be between ($0.04) and ($0.08).  Non-GAAP net loss per share excludes stock-based compensation expense, assumes minimal tax expense given our net operating loss position, and 169 million weighted average basic shares outstanding for fiscal 2013.

2Q13 Financial Results Conference Call: Pandora will host a conference call today at 2 p.m. PT/ 5 p.m. ET to discuss the second quarter of fiscal 2013 financial results with the investment community. A live webcast of the event will be available on the Pandora Investor Relations website at http://investor.pandora.com. A live domestic dial-in is available at (877) 355-0067 or internationally at (443) 853-1239. A domestic replay will be available at (855) 859-2056 or internationally at (404) 537-3406, using passcode 35600795, and available via webcast until September 13, 2012.

About Pandora

Pandora (NYSE: P) gives people music and comedy they love anytime, anywhere, through connected devices. Personalized stations launch instantly with the input of a single “seed” - a favorite artist, song or genre. The Music Genome Project®, a deeply detailed hand-built musical taxonomy, powers the personalization of Pandora® internet radio by using musicological “DNA” and constant listener feedback to craft personalized stations from a growing collection of hundreds of thousands of recordings. Tens of millions of people turn on Pandora every month to hear music they love. www.pandora.com

“Safe harbor” Statement:

This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected GAAP revenue and non-GAAP EPS. These forward-looking statements are based on Pandora’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; licensing regimes applicable to our service; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth; our ability to continue to innovate and keep pace with changes in technology and our competitors; risks related to service interruptions or security breaches; and general economic conditions worldwide. Further information on these factors and other risks that may affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our Annual Report on Form 10-K and our Form 10-Q for the quarter ended July 31, 2012, particularly under the heading “Risk Factors.”

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q, each as they may be amended from time to time.  Our results of operations for the second quarter of fiscal 2013 are not necessarily indicative of operating results for any future periods.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP measures of financial performance: non-GAAP net income (loss) and non-GAAP diluted earnings (loss) per share. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings press releases.

These non-GAAP financial measures differ from GAAP in that they exclude stock-based compensation, which consists of expenses for stock options and other awards under our equity incentive plans. The non-GAAP net income (loss) and non-GAAP historical diluted earnings (loss) per share measures also exclude the applicable change in fair value of certain warrants issued by us. The change in fair value of certain warrants issued by us is included within other expense, and stock-based compensation is included in the following cost and expense line items of our GAAP presentation:

• Cost of revenue - other

• Product development

• Marketing and sales

• General and administrative

Although stock-based compensation is an expense for us and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook. Furthermore, determining the fair value of both stock-based compensation and stock-derived warrants involves a high degree of estimation and judgment such that the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based instruments. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control. We believe these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and, when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors’ overall understanding of our current financial performance.

In the financial tables below, we provide a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this earnings release.

We estimate revenue generated through both our mobile and other connected devices platform as well as our traditional computer platform. While we believe that such disaggregated revenue estimates provide directional insight for evaluating our efforts to monetize our service through these platforms, we do not validate such disaggregated revenue to the level of financial statement reporting. Such metrics should be seen as indicative only and as management's best estimate.

###

Contacts:

Dominic Paschel

Corporate Finance & Investor Relations

investor@pandora.com

(510) 842-6960

Mollie Star

Pandora Communications and Public Relations

press@pandora.com

press@pandora.com

(510) 842-6996

Pandora Media, Inc.

Condensed Consolidated  Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended		Six months ended
	July 31,		July 31,
	2011	2012	2011	2012

Revenue:
Advertising	$58,258	$89,384	$101,919	$159,981
Subscription services and other	8,708	11,883	16,087	22,070
Total revenue	66,966	101,267	118,006	182,051

Costs and expenses:
Cost of revenue (1)	5,460	7,514	9,820	14,431
Product development (1)	3,426	4,475	6,157	8,594
Marketing and sales (1)	14,502	23,457	27,466	46,917
General and administrative (1)	8,410	10,602	15,353	21,214
Content acquisition costs	33,723	60,522	62,881	116,340
Total costs and expenses	65,521	106,570	121,677	207,496
Income (loss) from operations	1,445	(5,303)	(3,671)	(25,445)

Other income (expense):
Interest income	1	25	3	57
Interest expense	(261)	(136)	(370)	(260)
Other income (expense), net	(2,976)	—	(4,485)	—
Loss before income taxes	(1,791)	(5,414)	(8,523)	(25,648)

Income tax benefit (expense)	(21)	(1)	(43)	5
Net loss	$(1,812)	$(5,415)	$(8,566)	$(25,643)

Accretion of redeemable convertible preferred stock	(40)	—	(110)	—
Increase in cumulative dividends payable upon conversion or liquidation of redeemable convertible preferred stock	(1,328)	—	(3,648)	—

Net loss attributable to common stockholders	$(3,180)	$(5,415)	$(12,324)	$(25,643)

Basic and diluted net loss per share attributable to common stockholders	$(0.04)	$(0.03)	$(0.25)	$(0.15)
Weighted-average shares used in computing basic and diluted per share amounts	82,389	167,429	49,204	166,428

(1) Amounts include stock-based compensation expenses as follows:

	2011	2012	2011	2012
Cost of revenue	$148	$304	$212	$567
Product development	413	1,185	590	2,171
Marketing and sales	1,079	2,738	1,502	5,668
General and administrative	488	1,810	760	3,131
	$2,128	$6,037	$3,064	$11,537

Pandora Media, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	As of January 31,	As of July 31,
	2012	2012

Assets
Current assets:
Cash and cash equivalents	$44,126	$49,539
Short-term investments	46,455	32,758
Accounts receivable, net	66,738	80,387
Prepaid expenses and other current assets	2,806	3,551
Total current assets	160,125	166,235

Property and equipment, net	15,576	16,104
Other assets	2,314	2,154
Total assets	$178,015	$184,493

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	2,053	3,473
Accrued liabilities	3,838	4,440
Accrued royalties	33,822	40,353
Deferred revenue	19,232	24,145
Accrued compensation	11,962	14,572
Total current liabilities	70,907	86,983

Other long-term liabilities	2,568	3,292
Total liabilities	73,475	90,275

Stockholders’ equity:
Common stock	16	17
Additional paid-in capital	205,955	221,272
Accumulated deficit	(101,426)	(127,069)
Accumulated other comprehensive loss	(5)	(2)
Total stockholders’ equity	104,540	94,218
Total liabilities and stockholders’ equity	$178,015	$184,493

Pandora Media, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended		Six months ended
	July 31,		July 31,
	2011	2012	2011	2012
Operating Activities
Net loss	$(1,812)	$(5,415)	$(8,566)	$(25,643)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	956	1,795	1,715	3,336
(Gain) loss on disposition of fixed assets	—	(9)	—	23
Stock-based compensation	2,128	6,037	3,064	11,537
Remeasurement of preferred stock warrants	2,976	—	4,499	—
Amortization of premium on investments	—	100	—	192
Amortization of debt issuance costs and debt discount	57	66	58	132
Changes in assets and liabilities:
Accounts receivable	(10,230)	(9,856)	(9,223)	(13,649)
Prepaid expenses and other assets	446	(243)	(960)	(676)
Accounts payable and accrued liabilities	(514)	695	(1,138)	1,717
Accrued royalties	3,428	2,217	6,434	6,531
Accrued compensation	1,039	5,055	3,820	2,610
Deferred revenue	1,747	2,404	3,293	4,913
Reimbursement of cost of leasehold improvements	375	—	375	1,243
Net cash provided by (used in) operating activities	596	2,846	3,371	(7,734)

Investing Activities
Purchases of property and equipment	(3,285)	(2,658)	(5,371)	(3,901)
Proceeds from sale of property and equipment	—	14	—	14
Purchases of short-term investments	—	(17,452)	—	(35,093)
Maturities of short-term investments	—	20,460	—	48,560
Net cash provided by (used in) investing activities	(3,285)	364	(5,371)	9,580

Financing activities
Repayments of debt	(7,432)	—	(7,596)	—
Proceeds from exercise of preferred stock warrants	165	—	165	—
Proceeds from initial public offering net of offering costs	91,666	—	91,666	—
Proceeds from issuance of common stock	509	1,639	654	3,567
Payment of dividends to preferred stockholders at initial public offering	(30,630)	—	(30,630)	—
Net cash provided by financing activities	54,278	1,639	54,259	3,567

Net increase in cash and cash equivalents	51,589	4,849	52,259	5,413
Cash and cash equivalents at beginning of period	43,718	44,690	43,048	44,126
Cash and cash equivalents at end of period	$95,307	$49,539	$95,307	$49,539

Pandora Media, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

	Three months ended		Six months ended
	July 31,		July 31,
	2011	2012	2011	2012

Net loss and net loss per share reconciliations:
GAAP net loss	$(1,812)	$(5,415)	$(8,566)	$(25,643)
Stock-based compensation	2,128	6,037	3,064	11,537
Change in the fair value of the warrant	2,976	—	4,499	—
Non-GAAP net income (loss)	$3,292	$622	$(1,003)	$(14,106)

Non-GAAP net income (loss) per common share - basic	$0.02	$0.00	$(0.01)	$(0.08)

Weighted-average common shares outstanding - basic*	157,140	167,429	154,831	166,428

Non-GAAP net income (loss) per common share - diluted	$0.02	$0.00	$(0.01)	$(0.08)

Weighted-average common shares outstanding - diluted*	187,840	190,049	N/A	N/A

Costs and expenses reconciliation:
GAAP costs and expenses	$65,521	$106,570	$121,677	$207,496
Stock-based compensation	(2,128)	(6,037)	(3,064)	(11,537)
Non-GAAP costs and expenses	$63,393	$100,533	$118,613	$195,959

Loss from operations reconciliation:
GAAP loss from operations	$1,445	$(5,303)	$(3,671)	$(25,445)
Stock-based compensation in cost of revenue	148	304	212	567
Stock-based compensation in product development	413	1,185	590	2,171
Stock-based compensation in marketing and sales	1,079	2,738	1,502	5,668
Stock-based compensation in general and administrative	488	1,810	760	3,131
Non-GAAP income (loss) from operations	$3,573	$734	$(607)	$(13,908)

*Weighted-average common shares for the three and six months ended July 31, 2011 have been computed to give effect to the conversion of the convertible preferred stock and warrants into common stock as though the conversion had occurred at the beginning of the period.